UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2014

CERULEAN PHARMA INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-9600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2014, the Board of Directors (the “Board”) of Cerulean Pharma Inc. (the “Company”) increased the size of the Board from eight to nine members and appointed Susan Kelley as a Class I director to fill the newly-created vacancy, effective immediately. Dr. Kelley will serve as a member of the class of directors whose terms expire at the 2015 Annual Meeting of Stockholders and until such time as her respective successor is duly elected and qualified, or until her earlier death, resignation or removal. The Board has determined that Dr. Kelley is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations.

Dr. Kelley received her M.D. from Duke University School of Medicine. She was a Fellow in Medical Oncology and a Clinical Fellow in Medicine at Dana-Farber Cancer Institute, Harvard Medical School, and a Fellow in Medical Oncology and Pharmacology at Yale University School of Medicine, where she also served as a Clinical Assistant Professor of Medicine. Most recently, Dr. Kelley was Chief Medical Officer of the Multiple Myeloma Research Consortium and its sister organization, the Multiple Myeloma Research Foundation. Previously, Dr. Kelley held positions of increasing oncology drug development responsibility at Bayer Healthcare Pharmaceuticals, Bayer-Schering Pharma and Bristol-Myers Squibb. Dr. Kelley currently serves as a member of the Board of Directors of ArQule, Inc. (NASDAQ:ARQL) and Alchemia Limited (ASX:ACL), oncology-focused biotechnology companies.

Dr. Kelley will receive compensation for her service as a non-employee director in accordance with the Company’s previously disclosed director compensation program. In addition, the Company granted Dr. Kelley a one-time nonqualified stock option under the Company’s 2014 Stock Incentive Plan to purchase 15,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with an exercise price of $4.74 per share, equal to the closing price of the Common Stock on the Nasdaq Global Market on the grant date. This option will vest in equal annual installments over a three-year period measured from the date of grant, subject to Dr. Kelley’s continued service as a director.

In addition, on October 6, 2014, Dr. Kelley entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify Dr. Kelley for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: October 8, 2014	By:	/s/ Oliver S. Fetzer

Oliver S. Fetzer
President and Chief Executive Officer